Exhibit 23(a)


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

The Board of Directors
Crestar Financial Corporation:

We consent to incorporation by reference in Registration Statement No. 33-57710 on Form S-3, in Registration Statement No. 33-50387 on Form S-3, in Registration Statement No. 33-64195 on Form S-3, in Registration Statement No. 33-50921 on Form S-8, in Registration Statement No. 33-63606 on Form S-8, in Registration Statement No. 33-54523 on Form S-8, in Registration Statement No. 33-00049 on Form S-8, in Registration Statement No. 333-00051 on Form S-8 and in Registration Statement No. 333-19321 on Form S-8 of Crestar Financial Corporation of our report dated January 16, 1997, relating to the consolidated balance sheets of Crestar Financial Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Crestar Financial Corporation. Our report refers to our reliance on another auditors' report with respect to amounts related to Citizens Bancorp included in the aforementioned consolidated financial statements.

                                                /s/ KPMG Peat Marwick LLP

Richmond, Virginia
March 26, 1997